UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 9, 2008

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Meritage Homes Corporation (the “Company”) today announced that the Company successfully negotiated a settlement with its former co-chairman and co-chief executive officer, John Landon, by entering into a Settlement and Release Agreement dated April 9, 2008 (the “Settlement Agreement”).  The Settlement Agreement resolves disputes regarding certain restrictive covenants and other requirements contained within Mr. Landon’s employment agreement and other related documents.   On May 17, 2006, Mr. Landon resigned as co-chairman and co-chief executive officer of the Company.  On that date, Steven J. Hilton, who was a co-chairman and co-chief executive officer of the Company, became the sole chairman and chief executive officer of the Company.  As previously disclosed, Mr. Landon was entitled to a payment of $10 million, payable in equal monthly installments over 24 months, in connection with the termination of his employment and adherence to his non-compete obligations.  In December 2006, the Company disputed these payments, asserting non-compliance with the terms of the employment agreement after Mr. Landon left the Company.  The Company initiated an arbitration proceeding against Mr. Landon in February 2007.

As part of this settlement, the Company will be reimbursed the full amount of the $9,368,280 of the non-compete payments it has paid to date, and will be relieved from making the remaining $631,720 of non-compete payments otherwise payable pursuant to the employment agreement.  On April 10, 2008, the Company received cash in the amount of $9,559,940, consisting of a payment from Mr. Landon in the amount of $2,701,613 and a distribution of $6,858,327 from the escrow holding the disputed payments and interest thereon.  Pursuant to the terms of the Settlement Agreement, Mr. Landon is obligated to pay to the Company an additional $875,000 on or before January 5, 2009.  The Company expects that the settlement will be reflected in its second quarter operations.

Additionally, pursuant to the Settlement Agreement, Mr. Landon agreed to other terms and conditions, including certain restrictive covenants for a period of two additional years.

The Settlement Agreement also amends existing agreements between the Company and Mr. Landon, including a Stock Purchase Agreement, a Settlement Agreement and Mutual Release and Waiver of Claims, a Cooperation Agreement, and Mr. Landon’s Employment Agreement, portions of which remain in effect.

A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Settlement and Release Agreement, dated April 9, 2008

10.2                           Representative Form of Employment Agreement between the Company and John R. Landon (incorporated by reference to Exhibit 10.1 of Form 8-K dated July 8, 2003)

10.3                           Stock Purchase Agreement between the Company and John R. Landon (incorporated by reference to Exhibit 10.1 of Form 8-K dated June 12, 2006)

10.4                           Settlement Agreement between the Company and John R. Landon (incorporated by reference to Exhibit 10.2 of Form 8-K dated June 12, 2006)

10.5                           Cooperation Agreement between the Company and John R. Landon (incorporated by reference to Exhibit 10.3 of Form 8-K dated June 12, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 14, 2008

MERITAGE HOMES CORPORATION

/s/	C. Timothy White
By:	C. Timothy White
Executive Vice President and General Counsel